Exhibit 23.2









                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Lucent Technologies Inc. on Form S-8, relating to the following plans:

     Octel Communications Corporation 1996 Supplemental Stock Plan, Octel Communications Corporation 1995 Incentive Stock Plan,
     VMX, Inc. 1989 Stock Option Plan,
     VMX, Inc. 1986 Stock Option Plan,
     VMX, Inc. 1983 Stock Option Plan, and
     Opcom 1982 Incentive Stock Option Plan

of our report dated October 24, 1996, on our audits of the consolidated financial statements and financial statement schedule of Lucent Technologies Inc. as of September 30, 1996 and December 31, 1995, and for the nine-month period ended September 30, 1996 and the years ended December 31, 1995 and 1994, which report is included or incorporated by reference in the Company's Transition Report on Form 10-K for the period ended September 30, 1996.



/s/Coopers & Lybrand L.L.P.
New York, New York
October 2, 1997